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                                                                   EXHIBIT 99.1

FOR IMMEDIATE RELEASE


CONTACT:
Chris Walker                                         Dave Miller
Director, Corporate Communications                   Vice President, Finance and
USinternetworking, Inc.                              Investor Relations
(410) 897-3560                                       USinternetworking, Inc.
christopher.walker@usi.net                           (410) 897-1746
                                                     dave.miller@usi.net


                 USINTERNETWORKING PROMOTES ANDREW STERN TO CEO
                   COMPANY POSITIONING FOR ACCELERATED GROWTH

Annapolis, MD, July 24, 2000 - USinternetworking, Inc. (USi, Nasdaq: USIX), the leading Application Service Provider (ASP), today announced that Executive Vice President and Chief Operating Officer, Andrew Stern, was promoted to CEO, effective immediately. Christopher R. McCleary, the company's co-founder, will continue as Chairman of the Board of Directors and Chairman of the newly created Executive Committee.

"We are proactively evolving our organization to better focus on our core business as well as the many strategic opportunities that are available to us as the leading ASP," commented McCleary.

Mr. Stern will add the responsibilities of the USi global network operations and the finance and administration functions to his current responsibilities, enabling a tight integration of all the functions required to accelerate growth. By forming the Executive Committee of the Board of Directors, the company can now better address the many strategic opportunities afforded USi as the industry leader and further enhance the strategic decision-making process as the company moves to the next level of growth and market penetration.

"Our team is ready to capitalize on the great opportunities now visible to us as the market leader in this category," commented Stern. "I look forward to this new challenge. Since we already have a great senior management team in place, the transition time will be minimal."

Mr. Stern came to USi in July of 1998 as Chief Financial Officer, and helped successfully launch the company's initial public offering in April 1999, raising $145 million for the company. Since June of 1999, Mr. Stern has been the Chief Operating Officer, responsible for the P&L of USi and the operation of nine business units. Prior to joining USi, Mr. Stern was Executive Vice President, Strategic Planning and Reinsurance Operations of USF & G, an insurance company with over $14 billion of assets. In that role, he had responsibility for roughly 20 percent of USF & G's business as well as all of its merger, acquisition, and corporate marketing activities. Mr. Stern was a partner at Booz, Allen & Hamilton, an international management and technology







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consulting firm from 1987 to 1993. Mr. Stern holds an MBA from the University of Chicago and a degree in electrical engineering from MIT.

DETAILS CONCERNING THIS RELEASE WILL BE DISCUSSED IN A TELECONFERENCE CALL:
         Date: Monday, July 24, 2000
         Time: 11:00 AM (EDT)
         Duration: 1 hour
         Dial-in Number Domestic: 800-553-5275
         International: 612-332-0820

A REPLAY OF THIS TELECONFERENCE CALL WILL BE AVAILABLE:
         Date: Monday, July 24 - Friday, July 28, 2000
         Start Time: 4:00 PM (EDT)
         Dial-in Number: 800-475-6701
         Access Code: 530705

ABOUT USINTERNETWORKING, INC.
USinternetworking Inc. (Nasdaq: USIX) is a leading Application Service Provider delivering e-commerce and enterprise software as a service. The Company's iMAP portfolio of service offerings delivers the rich functionality of leading software from Ariba, BroadVision, Lawson, Microsoft, Oracle, PeopleSoft and Siebel as a continuously supported, flat rate monthly service via an advanced, secure global data center network. For more information, visit www.usi.net.

Internet Managed Application Provider, iMAP, AppHost, PriorityPeering, USiGSP, USiSAN USiAccelerate, and Making Software Simple are service marks of USinternetworking, Inc. All other trademarks are the property of their respective owners. USi strategic partners and providers are publicly traded on Nasdaq under the symbols: ARBA, BVSN, CSCO, MSFT, ORCL, PSFT and SEBL.

Information in this release may involve expectations, beliefs, plans, intentions or strategies regarding the future. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to USinternetworking Inc. as of the date of the release, and we assume no obligation to update any such forward-looking statement. The statements in this release are not guarantees of future performance and actual results could differ materially from our current expectations. Numerous factors could cause or contribute to such differences. Some of the factors and risks associated with our business are discussed in the Company's registration statement on Form S-1 declared effective by the Securities and Exchange Commission ("SEC") on April 8, 1999, the Company's Form 10-Q filed with the SEC on May 15, 2000, and in our other reports filed from time to time with the SEC.

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